   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 13, 2000
                                                      Registration No. 333-42244

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               WEBVAN GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                               7389                          77-0446411
(STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)


                               310 LAKESIDE DRIVE
                              FOSTER CITY, CA 94404
                                 (650) 524-2200
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------

                                GEORGE T. SHAHEEN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               WEBVAN GROUP, INC.
                               310 LAKESIDE DRIVE
                              FOSTER CITY, CA 94404
                                 (650) 524-2200
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ----------------------

                                   Copies to:

     JEFFREY D. SAPER, ESQ.                         DANIEL G. KELLY, JR., ESQ.
   J. ROBERT SUFFOLETTA, ESQ.                          DAVIS POLK & WARDWELL
WILSON SONSINI GOODRICH & ROSATI                        1600 EL CAMINO REAL
    PROFESSIONAL CORPORATION                           MENLO PARK, CA 94025
       650 PAGE MILL ROAD                                 (650) 752-2000
      PALO ALTO, CA 94304
         (650) 493-9300

                             ----------------------

     The Registration Fee was previously calculated and paid in connection with the filing of the Registration Statement on July 26, 2000.

                             ----------------------

        No exhibits are being filed with this Post-Effective Amendment.

================================================================================

     Webvan Group, Inc. (the "Registrant") registered the issuance of an aggregate of 141,000,000 shares of its common stock (the "Registered Shares") pursuant to a Registration Statement on Form S-4 (File No. 333-42244) originally filed with the Securities and Exchange Commission on July 26, 2000. The Registered Shares included an aggregate of 138,303,490 shares (the "Issued Shares") issued on September 5, 2000 to the former shareholders of HomeGrocer.com, Inc. ("HomeGrocer") pursuant to the merger contemplated by the Agreement and Plan of Reorganization among the Registrant, HomeGrocer and Robin Merger Corporation, a wholly-owned subsidiary of the Registrant, dated June 25, 2000. The Registrant hereby withdraws from registration under this Registration Statement the aggregate of 2,696,510 shares of its common stock (the "Remaining Shares"), representing the excess of the Registered Shares over the Issued Shares.

     This Post-Effective Amendment is being filed for the sole purpose of deregistering the Remaining Shares. No other changes are being made to this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Webvan Group, Inc. has duly caused this Amendment to its Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on September 13, 2000.

                                        WEBVAN GROUP, INC.


                                        By: /s/ George T. Shaheen
                                           -------------------------------------
                                           GEORGE T. SHAHEEN
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on September 5, 2000.


                                        By: *
                                           -------------------------------------
                                           LOUIS H. BORDERS
                                           Chairman of the Board of Directors


                                        By: /s/ George T. Shaheen
                                           -------------------------------------
                                           GEORGE T. SHAHEEN
                                           President, Chief Executive Officer
                                           and Director


                                        By: *
                                           -------------------------------------
                                           ROBERT H. SWAN
                                           Chief Financial Officer


                                        By: *
                                           -------------------------------------
                                           DAVID M. BEIRNE
                                           Director


                                        By: *
                                           -------------------------------------
                                           CHRISTOS M. COTSAKOS
                                           Director


                                        By: *
                                           -------------------------------------
                                           TIM KOOGLE
                                           Director


                                        By: *
                                           -------------------------------------
                                           MICHAEL J. MORITZ
                                           Director


                                        By:
                                           -------------------------------------
                                           MARY ALICE TAYLOR
                                           Director


                                        By:
                                           -------------------------------------
                                           JAMES BARKSDALE
                                           Director


                                        By: /s/ George T. Shaheen
                                           -------------------------------------
                                           GEORGE T. SHAHEEN
                                           Attorney-in-Fact



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